Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated July 24, 2020, relating to the financial statements of Happiness Biotech Group Limited appearing in the Annual Report on Form 20-F of Happiness Biotech Group Limited for the fiscal years ended March 31, 2020 and 2019.

We also consent to the reference of our Firm under the caption “Experts” in such Registration Statement.

/s/ Briggs & Veselka Co.

Briggs & Veselka Co.

Houston, Texas

November 12, 2020